Exhibit 10.1
AGREEMENT
This Agreement (the “Agreement”) is made and entered into among Alan R. Spachman (“Mr. Spachman”), National Interstate Corporation (“National Interstate”), American Financial Group, Inc. (“AFG”), and Great American Insurance Company (“Great American”). Mr. Spachman, National Interstate, AFG, and Great American are sometimes referred to herein collectively as the “Parties” or each separately as a “Party”;
WHEREAS, Mr. Spachman is a current director of National Interstate and has expressed an interest in being re-nominated as one of the Class II nominees for election to the Board of Directors (the “Board”) at National Interstate’s 2014 Annual Meeting of Shareholders (the “2014 Annual Shareholder Meeting”) to a term expiring at National Interstate’s 2016 Annual Meeting of Shareholders (the “2016 Annual Shareholder Meeting”);
WHEREAS, National Interstate, AFG, and Great American are willing to support Mr. Spachman’s nomination only under the conditions, which have now been fully agreed upon by the Parties, set forth herein;
NOW, THEREFORE, in consideration of the mutual promises and undertakings and agreements of the Parties, it is hereby agreed as follows:

1.	Board Nomination and Voting Matters.
(a)    The Nominating/Governance Committee of the Board has recommended to the Board that it nominate Mr. Spachman as one of its four Class II director nominees for election to the Board at the 2014 Annual Shareholder Meeting to a term expiring at the 2016 Annual Shareholder Meeting (all such nominees constituting the “Slate”). The other three (3) nominees included in the slate are Patrick Denzer, Keith Jensen and Ronald Brichler. Each of National Interstate, AFG and Great American agrees to recommend to the Board that it approve Mr. Spachman’s nomination as part of the Slate and to use its commercially reasonable best efforts to cause the Board to so approve Mr. Spachman’s and the slate’s nomination no later than the currently scheduled Board meeting to be held on July 31, 2014. Should there be any change in the composition of the slate of these four nominees, Spachman, Denzer, Brichler and Jensen, for any reason including the unavailability of any of the nominees to stand for election at the 2014 Annual Meeting of Shareholders, this agreement will be void and unenforceable.
(b)    Subject to Mr. Spachman’s and the slate’s nomination by the Board, National Interstate agrees to recommend in its proxy materials that shareholders vote for Mr. Spachman’s and the Slate’s election to its board of directors and to use commercially reasonable efforts to cause the election of Mr. Spachman to the board of directors by supporting his nomination in a manner no less vigorous and favorable than the manner in which it supports the remainder of the Slate, so long as Mr. Spachman continues to support the election of the Slate as contemplated by Section 1(d) of this Agreement.
(c)    Subject to Mr. Spachman’s and the slate’s nomination by the Board, AFG and Great American agree not to invoke or encourage or support any other person or entity in invoking cumulative voting in connection with the 2014 Annual Shareholder Meeting and agree to vote for Mr. Spachman’s election to the board of directors at the 2014 Annual Shareholder Meeting, as long as Mr. Spachman continues to support the election of the Slate as contemplated by Section 1(d) of this Agreement.
(d)    Mr. Spachman agrees, subject to Mr. Spachman’s and the slate’s nomination by the Board and National Interstate’s, AFG’s and Great American’s continuing compliance with their obligations under this agreement, and except as set forth in clause (e) below, (i) not to invoke or encourage or support any other person or entity in invoking cumulative voting in connection with the 2014 Annual Shareholder Meeting, (ii) not to encourage any other person or entity to vote against the Slate or any individual nominees on the Slate, and (iii) to vote or cause to be voted all of the shares of capital stock of the Company that he owns, directly or indirectly, of record or beneficially, as of the date of this Agreement, which shares include, without limitation, the entire number of shares stated to be beneficially owned by Mr. Spachman in his Schedule 13D filed with the SEC on February 14, 2014, together with any additional such shares of which he may have acquired record or beneficial ownership on or after such date and prior to the date of this Agreement, and of which he may acquire record or beneficial ownership on or after the date of this Agreement and on or before the date of the 2014 Annual Shareholder Meeting, for the election of the Slate to the board of directors at the 2014 Annual Shareholder Meeting.
(e)    If Mr. Spachman and the other three designated members of the slate are nominated by the Board and thereafter any shareholder of National Interstate invokes cumulative voting in connection with the election of directors at the 2014 Shareholder Annual Meeting, each of National Interstate, AFG, Great American and Mr. Spachman shall use reasonable best efforts to cause the election of the Slate subject to all Parties continuing compliance with their obligations under this agreement

2.	Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Ohio.

3.
Authority.    Each Party represents and warrants that he or it has full authority and any necessary approval to enter into this Agreement, that entering into and performing such his or its obligations under this Agreement shall not constitute or result in a breach or violation of any other agreement to which he or it is a party, and that any signatory hereto on his or its behalf has the power to execute this Agreement and bind it to its terms.

4.
Entire Agreement. This Agreement sets forth the entire agreement between the Parties regarding its subject matter, and supersedes any prior contracts, agreements, or understandings between the Parties regarding the subject matter hereof.

5.	Amendment. This Agreement may not be modified, altered, or changed except upon express, signed, written consent of all Parties, which includes specific reference to this Agreement.

6.
Specific Performance.  The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms and that monetary damages, even if available, would not be an adequate remedy. To prevent or cure breaches of this Agreement, and without limiting any other remedy at law or in equity, the Parties shall be entitled to (a) an injunction or injunctions, without the requirement of posting a bond or other security, and (b) the granting by a court of the remedy of specific performance of the obligations hereunder.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.
Severability. In the event any provision contained in this Agreement shall be determined to be invalid, illegal or otherwise unenforceable in any respect for any reason, at the election of the Party for whose benefit the provision exists, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not be in any way impaired. However, if any such invalid, illegal or unenforceable provision may be made valid, legal or enforceable by modification thereof, then a court or other entity construing this Agreement may interpret or modify it to ensure its enforceability.

8.	Execution. This Agreement may be executed by the Parties in any one or more counterparts, each of which shall be deemed to constitute an original.

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The Parties knowingly, voluntarily and with the approval of their own counsels executed this Agreement as of the dates set forth below:

ALAN R. SPACHMAN

By: /s/ Alan R. Spachman

Print: Alan R. Spachman

Dated: July 1, 2014

NATIONAL INTERSTATE CORPORATION

By: /s/ David W. Michelson

Print: David W. Michelson

Title: President & CEO

Dated: July 1, 2014

AMERICAN FINANCIAL GROUP, INC.

By: /s/ Vito C. Peraino

Print: Vito C. Peraino

Title: Senior VP & General Counsel

Dated: July 1, 2014

GREAT AMERICAN INSURANCE COMPANY

By: /s/ Ronald J. Brichler

Print: Ronald J. Brichler

Title: Executive Vice President

Dated: July 1, 2014

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